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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Riddell Sports Inc.

We have issued our reports dated February 21, 2000, accompanying the consolidated financial statements and schedule included in the Annual Report of Riddell Sports Inc. and Subsidiaries on Form 10-K for the year ended December 31, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statements of Riddell Sports Inc. and Subsidiaries on Form S-8 (File No. 333-34355), effective August 25, 1997, on Form S-4 (File No. 333-31525), effective August 7, 1997, and on Form S-3 (File No. 333-43247),
effective February 13, 1998.

                                           /s/ Grant Thornton LLP
                                           ----------------------
                                             Grant Thornton LLP


Chicago, Illinois
March 30, 1999